EXHIBIT 10.3.2

SECOND AMENDMENT TO INTERCOMPANY AGREEMENT

     This Amendment (the “Amendment”), dated as of April 1, 2003, is made among MeriStar Hospitality Corporation (“MSH”), a Maryland corporation, MeriStar Hospitality Operating Partnership, L.P. (“MSH OP”), a Delaware limited partnership, MeriStar Hotels Lessee, Inc. (“Leasing” and, together with MSH and MSH OP, the “MSH Parties”), a Delaware corporation, Interstate Hotels & Resorts, Inc. (“OPCO”), a Delaware corporation and formerly known as MeriStar Hotels & Resorts, Inc., and MeriStar H&R Operating Company, L.P. (“OPCO OP” and, together with OPCO, the “OPCO Parties”), a Delaware limited partnership.

RECITALS

WHEREAS:

A.	MSH, MSH OP and the OPCO Parties entered into that certain Intercompany Agreement (the “Agreement”), dated as of August 3, 1998, as amended January 1, 2001, whereupon Leasing became a party to the Agreement.

B.	The Board of Directors of each of MSH and OPCO have determined that it is in the best interests of their respective corporations to amend the Agreement in light of the current relationship between the corporations.

NOW, THEREFORE, the parties agree as follows:

1.	All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement as such meanings may be modified hereby.

2.	Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6. MeriStar Trademark. Effective April 1, 2003, the OPCO Parties shall transfer, for consideration of $1.00, all right, title and interest held by the OPCO Parties in and to the name “MeriStar”, and all variants thereof, to MSH OP, and the OPCO Parties shall have no further rights to use such names and shall discontinue all use of such names.”

3.	Section 7(a) of the Agreement is hereby deleted in its entirety.

4.	Section 7(c) of the Agreement is hereby deleted in its entirety.

5.	Section 8 of the Agreement is hereby deleted in its entirety.

6.	As amended hereby, the Agreement is ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MERISTAR HOSPITALITY COPORATION

By: Name: Title:	______________________________ Jerome J. Kraisinger Executive Vice President and General Counsel

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

By:	MeriStar Hospitality Corporation, its general partner

By: Name: Title:	______________________________ Jerome J. Kraisinger Executive Vice President and General Counsel

MERISTAR HOTEL LESSEE, INC.

By: Name: Title:	______________________________ Jerome J. Kraisinger Executive Vice President and General Counsel

INTERSTATE HOTELS & RESORTS, INC.

By: Name: Title:	______________________________ Christopher L. Bennett Senior Vice President and General Counsel

MERISTAR H&R OPERATING COMPANY, L.P.

By:	Interstate Hotels & Resorts, Inc.

By: Name: Title:	______________________________ Christopher L. Bennett Senior Vice President and General Counsel